UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Advisors Series Trust
____________________________________
(Name of Registrant As Specified In Its Charter)

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Orinda SkyView Macro Opportunities Fund

Advisors Series Trust
615 East Michigan Street
Milwaukee, WI 53202

________________________
INFORMATION STATEMENT
________________________

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about July 12, 2013 to shareholders of record as of June 28, 2013 (the “Record Date”).  The Information Statement is being provided to shareholders of the Orinda SkyView Macro Opportunities Fund (the “Fund”), a series of Advisors Series Trust, 615 East Michigan Street, Milwaukee, WI 53202 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “SEC Order”) that the Trust and the investment adviser to the Fund, Orinda Asset Management, LLC (“Orinda” or the “Adviser”), received from the U.S. Securities and Exchange Commission (the “SEC”).  Under the SEC Order, the Adviser may, subject to the Trust’s Board of Trustee’s (the “Board’s”) approval, enter into or materially amend sub-advisory agreements without approval of the Fund’s shareholders, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.  Note that the SEC Order does not apply to the Fund’s Lead Sub-Adviser, and all references to the Fund’s other Sub-Advisers (the “Sub-Advisers”) contained herein do not apply to the Fund’s Lead Sub-Adviser.

This Information Statement is being sent to the shareholders of the Fund to provide them with information about a new investment sub-advisory agreement with Glaxis Capital Management, LLC (“Glaxis”), a new sub-adviser for the Fund effective April 15, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT:
This Information Statement is available at http://orindamanagement.com/mutual-fund/downloads/.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with printing, mailing and filing this Information Statement.  One Notice of Internet Availability of this Information Statement will be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO ORINDA SKYVIEW MACRO OPPORTUNITIES FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201 OR CALLING 1-855-467-4632 (855-4ORINDA).

THE ADVISER AND ITS ADVISORY AGREEMENT

Orinda Asset Management, LLC, located at 4 Orinda Way, Suite 100B, Orinda, CA 94563, serves as investment adviser to the following funds (collectively referred to as the “Funds”), each of which is a series of the Trust:

Orinda SkyView Multi-Manager Hedged Equity Fund
Orinda SkyView Macro Opportunities Fund
Orinda Income Opportunities Fund

The Adviser entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated March 29, 2011, as amended on March 16, 2012 and June 27, 2013, to serve as the Investment Adviser to the Funds.  The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on March 29, 2011 for the Orinda SkyView Multi-Manager Hedged Equity Fund, March 30, 2012 for the Orinda SkyView Macro Opportunities Fund and June 28, 2013 for the Orinda Income Opportunities Fund.  After its initial two-year period, the Advisory Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board or by a vote of a majority of a Fund’s outstanding voting securities and, in either case, by a majority of Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Adviser, and by the Adviser upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  The Advisory Agreement provides that the Adviser, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder. As compensation for its services, the Adviser receives a management fee from each of the Funds based on the net assets of each Fund and, from this management fee, the Adviser pays the Sub-Advisers a sub-advisory fee. Under the Advisory Agreement, the Adviser monitors the performance of the Sub-Advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel,
•	the sub-adviser’s investment philosophy and process, and
•	the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-adviser manages the portion of the investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

At a regular meeting of the Trust’s Board held March 15-16, 2013, the Board members present, including the majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) (the “Independent Trustees”), unanimously approved a Sub-advisory Agreement with Glaxis for the Orinda SkyView Macro Opportunities Fund.  The terms and conditions of the Sub-advisory Agreement with Glaxis are generally similar in all material respects to the terms and conditions of the Fund’s Sub-advisory Agreements with its other Sub-Advisers.  The fees payable to Glaxis under its Sub-advisory Agreement do not result in an increase in the Fund’s advisory fee levels previously approved by the Fund’s initial shareholders, as set forth herein.

In approving the Sub-advisory Agreement, the Board considered the overall fairness of the Sub-advisory Agreement and whether the agreement was in the best interest of the Fund. The Board further considered factors it deemed relevant with respect to the Fund, including, as applicable: (1) the nature, quality and extent of the services provided or to be provided by the sub-adviser to the Fund; (2) the investment  performance of the Fund and its sub-adviser; (3) the costs of the services to be provided and profits to be realized by the sub-adviser and its affiliates from the sub-adviser’s relationship with the Fund; (4) the extent to which economies of scale will be realized as the Fund grows and whether fee levels reflect those economies of scale for the benefit of Fund investors; and (5) comparative services rendered and comparative advisory and sub-advisory fee rates. In considering the Sub-advisory Agreement, no single factor was determinative of the Board’s decision to approve the Sub-advisory Agreement; rather, the Board based their determination on the total mix of information available to them.  In addition to the foregoing factors, the Board also discussed whether there were other benefits received by the Adviser, the sub-adviser, or their affiliates, from the sub-adviser’s relationship with the Fund. The Board concluded that any fall-out benefits resulting from the engagement of the sub-adviser were such that they did not impact the Board’s conclusion that the proposed sub-advisory fee was reasonable.

The Board noted that Glaxis’ fees would be paid entirely by the Adviser so that no additional expenses would be borne by shareholders for the engagement of Glaxis.  The Board considered the scope and quality of services to be provided by the sub-adviser, including the fact that the sub-adviser pays the costs of all necessary investment and management facilities necessary for the efficient conduct of its services. The Board also considered the qualifications and experience of the portfolio managers responsible for managing the sub-adviser’s portion of the Fund.  The Board further considered comparative fees and performance data of other comparable portfolios managed by the sub-adviser.  Based on these considerations, the Board was satisfied, with respect to Glaxis and the Fund, that (1) the Fund was reasonably likely to benefit from the nature, quality and extent of the sub-adviser’s services and (2) the sub-adviser’s compensation is fair and reasonable.  The Board was also assisted by the advice of independent counsel in making this determination.  Based on the foregoing, the Board, including a majority of the Independent Trustees, unanimously approved the Sub-advisory Agreement with Glaxis.  As a result of the Board’s determination, Glaxis became a sub-adviser to the Orinda SkyView Macro Opportunities Fund effective April 15, 2013.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENT WITH GLAXIS

Under the Sub-advisory Agreement with Glaxis, Glaxis will, subject to the direction and control of the Adviser and the Board of Trustees and in accordance with the investment objective and policies of the Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  The Sub-advisory Agreement with Glaxis provides that it will remain in effect for its initial two-year term and thereafter so long as the Board of Trustees, or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The Sub-advisory Agreement with Glaxis can be terminated at any time, without the payment of any penalty, by the Board, the Adviser, Glaxis, or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  The Sub-advisory Agreement with Glaxis terminates automatically in the event of an assignment.

Under the Sub-advisory Agreement with Glaxis, Glaxis’ fees are based on the assets that Glaxis is responsible for managing.  Under the Sub-advisory Agreement with Glaxis, the sub-advisory fee is paid by the Adviser out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fees Glaxis receives are included in the Adviser’s management fee.  For its services under the investment Advisory Agreement with the Trust, the Adviser receives a management fee from the Fund, computed daily and payable monthly, of 2.30% of the Fund’s average net assets.

The Adviser pays the Sub-Advisers a fee out of its management fee that is based on (other than for the Lead Sub-Adviser) a percentage of the average daily net assets managed by each sub-adviser.  The Sub-Advisers receive up to 1.25% of average daily net assets they manage.  The Lead Sub-Adviser receives an annual management fee of 0.55% of the Fund’s average daily net assets.  For the period indicated below, the following fees were paid to the Sub-Advisers (excluding amounts paid to the Lead Sub-Adviser):

April 30, 2012* to February 28, 2013
Percentage of average daily net assets	0.76%
Aggregate dollar amount	$115,313
* Commencement of operations.

The Adviser has contractually committed indefinitely to waive its advisory fees or reimburse Fund expenses to the extent necessary to maintain the net operating expense ratio, excluding acquired fund fees and expenses, interest, taxes, interest and dividends on securities sold short and extraordinary expenses, of the Fund at 2.96% for Class A shares and 2.66% for Class I shares.

INFORMATION REGARDING THE FUND

The Fund attempts to achieve its investment objective by allocating its assets among the Sub-Advisers, a carefully chosen group of experienced alternative investment portfolio managers who serve as sub-advisers to the Fund.  The Adviser engages an experienced specialized alternative investment advisory firm to serve as the Lead Sub-Adviser to assist in the identification and selection of Sub-Advisers and in the portfolio construction process.

The Sub-Advisers implement both fundamentally and technically driven strategies.  These strategies may include, without limitation, global macro, opportunistic equity and fixed income, and systematic strategies that invest in different asset classes, securities, and derivative instruments. These strategies seek to target attractive absolute returns.  These strategies may exhibit different degrees of volatility, as well as variability of beta to equity, currency, and interest rate markets.  The Sub-Advisers seek to have diversifying characteristics including lower correlation to market risk factors than traditional equity and fixed income strategies.

Global Macro:  The Sub-Advisers have a broad investment mandate to invest in liquid asset classes globally, including futures and other derivative contracts with a goal of generating positive total returns over a full market cycle, with the potential to generate these returns with lower correlation to traditional equity and fixed income indices.  The Sub-Advisers may analyze a variety of factors, including fiscal and monetary policy, historical price data, country specific fundamental economic data, as well as social and demographic trends, and political events.

Opportunistic: The Sub-Advisers can invest globally, long or short, in stocks of companies of any size or market capitalization, government and corporate bonds and other fixed income securities. They may also invest in derivatives either to manage risk or to enhance return.  The Sub-Advisers may employ a bottom-up analysis for individual security selection, and/or a top-down approach to capital allocation amongst various asset classes, while employing risk management strategies designed to mitigate downside risk.

Systematic: The Sub-Advisers focus on liquid asset classes globally, including futures and other derivatives with a goal of generating positive total returns over a full market cycle.  The Sub-Advisers implement trading-rules based on historical data and technical analysis and will utilize computer programs and will create algorithms to identify and capture trading profits during market movements.  Buy and sell decisions, trade structuring, and execution tend to be computerized and systematic, allowing for the ability to evaluate a vast number of inputs to identify investment opportunities.

The Fund invests in a wide range of U.S. and non-U.S. publicly traded and privately issued or negotiated securities (securities for which the price is negotiated between private parties) including, but not limited to, equity securities, fixed-income securities, currencies and derivatives.  The Fund’s allocation to these various security types and various asset classes will vary over time in response to changing market opportunities.

•
The Fund may invest without limit in equity securities of issuers of any market capitalization.  The Fund may invest up to 10% of its net assets in initial public offerings (“IPOs”).  The Fund may invest without limit in foreign securities, including up to 50% of its net assets in securities of issuers located in emerging markets.

•	The Fund may invest up to 80% of its net assets in fixed income securities. Such fixed income investments may include high-yield or “junk” bonds and may be of any maturity.
•
The Fund may also invest up to 85% of its net assets in derivatives including options, futures (including commodities futures), forward currency contracts and swaps, including credit-default swaps.  These derivative instruments may be used for investment purposes or to modify or hedge the Fund’s exposure to a particular investment market related risk, as well as to manage the volatility of the Fund.

•	The Fund may invest up to 60% of its net assets in currencies and forward currency contracts.
•	The Fund may utilize leverage (by borrowing against a line of credit for investment purposes) of no more than 10% of the Fund’s total assets as part of the portfolio management process.
•	From time to time, the Fund may invest a significant portion of its assets in the securities of companies in the same sector of the market.
•	The Fund may sell securities short with respect to 100% of its net assets.

For either investment or hedging purposes, certain Sub-Advisers may invest substantially in a broad range of the derivatives instruments described above, particularly futures contracts.  The Sub-Advisers may be highly dependent on the use of futures and other derivative instruments, and to the extent that they become unavailable, this may limit a Sub-Adviser from fully implementing its investment strategy.

The Sub-Advisers will invest in the securities described above based upon their belief that the securities have a strong appreciation potential (long investing, or actually owning a security) or potential to decline in value (short investing, or borrowing a security from a broker and selling it, with the understanding that it must later be bought back and returned to the broker).  When selecting individual securities for the Fund, the Sub-Advisers will implement differentiated principal investment strategies including, but not limited to: i) global macro, ii) opportunistic, and iii) systematic.  Additionally, these strategies may involve investment techniques, including, but not limited to:

•	event driven (investing in securities in special situations such as restructurings, mergers or other extraordinary corporate transactions),
•	risk arbitrage (attempting to arbitrage securities in special situations such as restructurings, mergers or other extraordinary corporate transactions),

•	market neutral (investing long in a diversified basket stocks believed to be undervalued while simultaneously investing short in a diversified basket of stocks believed to be overvalued),
•	convertible and diversified hedging (buying long in a convertible bond or preferred stock and selling short the corresponding common stock or call option) and
•	futures and options investing.

Each Sub-Adviser has complete discretion to invest its portion of the Fund’s assets as it deems appropriate, based on its particular philosophy, style, strategies and views.  While each Sub-Adviser is subject to the oversight of the Adviser and Lead Sub-Adviser, neither the Adviser nor Lead Sub-Adviser will attempt to coordinate or manage the day-to-day investments of the Sub-Advisers.

INFORMATION REGARDING GLAXIS

Glaxis, located at 443 John Ringling Boulevard, Suite G, Sarasota, FL 34236, is an SEC registered investment advisory firm specializing in providing investment management services to individuals, investment companies, pooled investment vehicles, pension and profit sharing plans and other investment advisers since 2005.  Paul V. Holland and Matthew M. Miller founded Glaxis in 2005, and each serves as a Portfolio Manager to the portion of the Fund managed by Glaxis.  Andrew J. Copa serves as Chief Compliance Officer and Chief Financial Officer of Glaxis.

Paul V. Holland has been a Partner and Portfolio Manager at Glaxis since 2005.  He currently serves as Portfolio Manager of Glaxis Global Partners I, LP, Glaxis Insurance Dedicated Fund, LP and numerous separately managed accounts.  From April 1997 to December 2004, Mr. Holland was a founding Partner at BPI Global Opportunities Fund.  Mr. Holland has a B.A. in Economics from Concordia College.

Matthew M. Miller, CFA has been a Partner and Portfolio Manager at Glaxis since 2005.  He currently serves as Portfolio Manager of Glaxis Global Partners I, LP, Glaxis Insurance Dedicated Fund, LP and numerous separately managed accounts.  From March 1997 to December 2004, Mr. Miller was Head Trader with BPI Global Asset Management, LLP.  Mr. Miller has a B.A. in Finance from Stetson University.

Other Investment Companies Advised or Sub-Advised by Glaxis.  Glaxis currently acts as investment sub-adviser to the following registered investment company (mutual fund) having similar investment objectives and policies to those of the Fund.  The table below also states the approximate size of the fund as of April 30, 2013, the current sub-advisory fee rate for the fund as a percentage of average daily net assets and any applicable fee waivers or expense reimbursements.

Fund	Net Assets as of April 30, 2013	Annual Sub- Advisory Fee Rate	Applicable Fee Waiver or Expense Reimbursement
Palmer Square Absolute Return Fund	$222.9 million	1.10% of average daily net assets	N/A

BROKERAGE COMMISSIONS
For the fiscal period ended February 28, 2013, the Fund did not pay brokerage commissions to any affiliated broker.

ADDITIONAL INFORMATION ABOUT THE FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, a subsidiary of U.S. Bancorp, located at 615 East Michigan, 4th Floor, Milwaukee, WI 53202, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual and semiannual report is available on request, without charge, by writing to the Orinda SkyView Macro Opportunities Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-855-467-4632 (855-4ORINDA).

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Class A

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
National Financial Services FBO Various Clients 200 Liberty Street New York, NY 10281	Fidelity Global Brokerage Group, Inc.	DE	21.43%	Record

Charles Schwab FBO Its Customers 211 Main Street San Francisco, CA 94105-1905	N/A	N/A	67.45%	Record

Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	N/A	N/A	10.82%	Record

Class I

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
National Financial Services FBO Various Clients 200 Liberty Street New York, NY 10281	Fidelity Global Brokerage Group, Inc.	DE	15.14%	Record

Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	N/A	N/A	19.97%	Record

First Clearing LLC FBO Various Clients 2801 Market Street Saint Louis, MO 63103-2523	N/A	N/A	9.44%	Record

Charles Schwab FBO Its Customers 211 Main Street San Francisco, CA 94105-1905	N/A	N/A	31.85%	Record

TD Ameritrade Inc For the Exclusive Benefit of Our Clients PO Box 2226 Omaha, NE 68103-2226	TD Ameritrade Clearing, Inc.	NE	15.17%	Record

LPL Financial FBO Customer Accounts Attn Mutual Fund Operations PO Box 509046 San Diego, CA 92150-9046	N/A	N/A	7.18%	Record

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. are being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Fund in writing at Orinda SkyView Macro Opportunities Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-855-467-4632 (855-4ORINDA).

ORINDA SKYVIEW MACRO OPPORTUNITIES FUND
A SERIES OF ADVISORS SERIES TRUST
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 12, 2013

This Notice presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Orinda SkyView Macro Opportunities Fund (the “Fund”), a series of Advisors Series Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material available for view:

Information Statement

The Information Statement details a new sub-adviser to the Fund.  Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Fund between Orinda Asset Management, LLC (“Orinda”), the investment adviser to the Fund, and Glaxis Capital Management, LLC.

Orinda and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission.  This Manager of Managers Order permits Orinda to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval.  The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy.  You may print and view the full Information Statement on the Fund’s website at http://orindamanagement.com/mutual-funds/downloads/ until at least October 10, 2013.  You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at Orinda SkyView Macro Opportunities Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling (toll-free) 1-855-467-4632 by October 10, 2013.  If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.